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                                                                     Exhibit 3.3

                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                       NEWCO BLUE SKY COMMUNICATIONS, INC.

                                       I.

                                 CORPORATE NAME

      The name of the corporation is NEWCO BLUE SKY COMMUNICATIONS, INC.

                                       II.

                                    AMENDMENT

      Effective the date hereof, the Articles of Incorporation of the corporation hereby are amended by deleting Article I in its entirety and substituting in lieu thereof the following:

                                       "I.

                                 CORPORATE NAME

      The name of the corporation is BLUE SKY COMMUNICATIONS, INC."

All other provisions of the Articles of Incorporation remain unchanged.

                                      III.

                                DIRECTOR CONSENT

      This Amendment was duly approved and adopted by the Board of Directors of the corporation by unanimous consent action as of March 3, 2000, in accordance with the provisions of Section 14-2-1002 of the Georgia Business Corporation Code. Pursuant to Section 14-2-1002, shareholder approval was not required.

                                       IV.

                                   PUBLICATION

      Pursuant to Section 14-2-1006(b) of the Georgia Business Corporation Code, a request for publication of a notice of intent to file articles of amendment to change the name of the corporation and payment therefor have been made.

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      IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to the Articles of Incorporation to be duly executed by its authorized officer as of this 3rd day of March, 2000.

                                        BLUE SKY COMMUNICATIONS, INC.

                                        (F/K/A NEWCO BLUE SKY COMMUNICATIONS,
                                        INC.)


                                        ________________________________________
                                        David D. Lasier, Chief Executive Officer